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                                                                   EXHIBIT 10.41

                                PROMISSORY NOTE

MANDEVILLE, LOUISIANA

                                                                  March 29, 2000

    For value received, Donald Rex Gay promises to pay RX TECHNOLOGY, INC. ("Holder"), all sums borrowed hereunder and as recorded in the financial accounts of Holder plus interest at 8% per annum on December 31, 2000.

    All obligations contained herein shall be governed by Louisiana law and the applicable laws of the United States of America and any litigation relating to the obligations contained herein shall be conducted exclusively before the courts of the State of Louisiana, the parties hereto consenting to the jurisdiction of said courts.

                                          By:
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